Exhibit 99.1

NeuroPace Completes Repurchase of 5.3 Million Shares of Its Common Stock from KCK Ltd.

Mountain View, Calif. – February 20, 2025 – NeuroPace, Inc. (Nasdaq: NPCE), a medical device company focused on transforming the lives of people living with epilepsy, today announced it has completed the previously announced plan to repurchase 5,270,845 shares of the Company’s common stock from KCK Ltd. The repurchase of these shares allowed for the organized sale by KCK Ltd. of all remaining shares it held in the Company. NeuroPace funded the repurchase of these shares using a portion of the proceeds from its recent underwritten public offering. NeuroPace also strengthened its balance sheet following the closing of the public offering, which the Company now anticipates will be sufficient to support its planned operations until achieving cash flow breakeven. Additionally, the Company terminated its current at-the-market (ATM) offering program.

“We are pleased by the interest in our recent financing and the confidence it shows in our mission to transform the lives of people suffering from drug-resistant epilepsy through RNS® therapy. We are also excited to have a strong group of investors join NeuroPace as part of our recent financing,” said Joel Becker, Chief Executive Officer of NeuroPace. “We would also like to thank KCK Ltd. for their support of NeuroPace over the years.”

“The remaining proceeds from our recent financing further strengthened our balance sheet and our ability to execute the long-range plan we presented at our investor day held last month in New York City. Based on this plan, we believe that we have sufficient cash runway to achieve cash flow breakeven,” added Mr. Becker.

About NeuroPace, Inc.

Based in Mountain View, Calif., NeuroPace is a medical device company focused on transforming the lives of people living with epilepsy by reducing or eliminating the occurrence of debilitating seizures. Its novel and differentiated RNS System is the first and only commercially available, brain-responsive platform that delivers personalized, real-time treatment at the seizure source. This platform can drive a better standard of care for patients living with drug-resistant epilepsy and has the potential to offer a more personalized solution and improved outcomes to the large population of patients suffering from other brain disorders.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: NeuroPace’s cash runway, use of its capital resources and its ability to execute its long-range plan or achieve cashflow break even. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: actual operating results may differ significantly from any guidance provided; risks related to NeuroPace’s use of its capital resources; uncertainties related to market acceptance and adoption of NeuroPace’s RNS System and impacts to NeuroPace’s revenue for 2025 and in the future; risks that NeuroPace’s operating expenses could be higher than anticipated and that the Company’s gross margin may be lower than forecast; risks related to the pricing of the RNS System and availability of adequate reimbursement for the procedures to implant the RNS System and for clinicians to provide ongoing care for patients treated with the RNS System; risks related to regulatory compliance and expectations for regulatory approvals to expand the market for NeuroPace’s RNS System; risks related to product development; and other important factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in NeuroPace’s public filings with the U.S. Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024, as well as any other reports that it may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to NeuroPace as of the date hereof. NeuroPace undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing NeuroPace’s views as of any date subsequent to the date of this press release and should not be relied upon as a prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of NeuroPace.

Investor Contact:

Jeremy Feffer

Managing Director

LifeSci Advisors

jfeffer@lifesciadvisors.com